UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware	333-116040	72-1575170
Delaware (States of incorporation)	333-114502 (Commission File Nos.)	72-1575168 (I.R.S. Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 25, 2006, General Nutrition Centers, Inc. (“Centers”), together with its sole stockholder, GNC Corporation (“GNC”), entered into the Second Amendment to Credit Agreement (the “Amendment”) with the several banks and other financial institutions or entities from time to time party to the Credit Agreement referred to below (the “Lenders”) and Lehman Commercial Paper Inc., as administrative agent for the Lenders (the “Administrative Agent”). The Amendment amends the Credit Agreement dated as of December 5, 2003, as previously amended, by and among GNC, Centers, the Lenders, the Administrative Agent, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, as syndication agent.
     The Amendment decreased the interest rates applicable to the term loan facility that is part of Centers’ senior credit facility by 0.25% for both base rate and Eurodollar loans (to 1.75% and 2.75%, respectively), in each case with an additional decrease of 0.25% if certain financial conditions are met. The Amendment also favorably modified certain non-financial covenants, including (1) eliminating a requirement for 50% mandatory prepayment of the net cash proceeds from the issuance of capital stock by GNC and (2) permitting GNC to make restricted payments with the proceeds of any indenture restricted payment (as defined in the Amendment) or available cash (as defined in the Amendment and including the net cash proceeds from any issuance of capital stock by GNC).
     The description of the Amendment in this report does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of May 25, 2006, by and among GNC Corporation, General Nutrition Centers, Inc., the several banks and other financial institutions or entities from time to time party to the Credit Agreement referred to therein, and Lehman Commercial Paper Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2006
GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)
	By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of May 25, 2006, by and among GNC Corporation, General Nutrition Centers, Inc., the several banks and other financial institutions or entities from time to time party to the Credit Agreement referred to therein, and Lehman Commercial Paper Inc.